EXHIBIT 10.23

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT is dated as of October 25, 2024 (“Agreement”) and is by and between Kaival Brands Innovations Group, Inc., a Delaware corporation (“Kaival” or the “Company”), Bidi Vapor, LLC, a Florida limited liability company (“Creditor”). Each of the Company and Creditor is a “party” to this Agreement, and together, they are the “parties” hereto.

1. Creditor has previously supplied certain products to the Company pursuant to an exclusive distribution agreement dated March 9, 2020, (the “Distribution Agreement”) which Distribution Agreement was amended and restated on May 21, 2020, April 20, 2021, on June 10, 2022, and on November 17, 2022 (collectively, the “A&R Distribution Agreement”). As of the date hereof, the outstanding account payable by the Company to Creditor is $1,275,000 (“AP Debt”). The Creditor agrees there are no other debts owing to Creditor from the Company.

2. Creditor hereby agrees that the Company shall repay and extinguish the AP Debt by the issuance of 1,400,144 shares of its common stock, $0.001 par value per share (“Common Stock”), to Creditor and Creditor hereby agrees that upon receipt of such shares of Common Stock that the AP Debt shall thereupon be paid in full and thereupon be extinguished. The number of shares of Common Stock issued to the Creditor is based on a price per share equal to $0.91062, which is the “Minimum Price” as defined by The Nasdaq Stock Market LLC.

3. The Common Stock shall be issued by the Company on a date of this Agreement or as soon as possible thereafter (but, in any event, within five (5) business days of the date of this Agreement). When issued pursuant to this Agreement, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable, and Creditor will receive good title to such shares, free and clear of any liens, claims, security interest or encumbrances of Company. The Creditor understands that the Common Stock will be issued in book entry form, be considered to be “restricted” and not transferable except as permitted under applicable Federal and State securities laws and contain a customary legend regarding those transferability restrictions. Upon issuance, the Company shall provide reasonable evidence thereof to Creditor.

4. Each party represents and warrants that the party’s execution, delivery and performance of this Agreement: (a) has been authorized by all necessary individual or corporate action; (b) do not violate the terms of any law, regulation, or court order to which such party is subject or the terms of any agreement to which the party or any of its assets may be subject; and (c) is not subject to the consent or approval of any third party except for the consent of the Company’s Board of Directors which has been obtained. This Agreement is the valid and binding obligation of the representing party, enforceable against such party in accordance with its terms and such party is not subject to any pending or threatened litigation or governmental action which could interfere with such party’s performance of its obligations hereunder.

5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered constitutes an original and all together shall constitute one Agreement. Electronic signatures are valid. If any term or provision of this Agreement, or the application thereof to any person or circumstance, is, to any extent, invalid or unenforceable, the remaining terms and provisions of this Agreement or application to other persons and circumstances are not invalidated thereby, and each term and provision hereof is to be construed with all other remaining terms and provisions hereof to effect the intent of the parties hereto to the fullest extent permitted by law, except that any invalidation or unenforceability of the terms of this Agreement requiring the exchange of the AP Debt for the amount of Common Stock listed above shall cause this Agreement to fail its essential purpose. This Agreement is to be construed and enforced in accordance with and shall be governed by the laws of the State of Florida, without reference to conflicts of laws principles.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CREDITOR:	COMPANY:
BIDI VAPOR LLC	KAIVAL BRANDS INNOVATIONS GROUP, INC.

By: /s/ Ankitaben Patel	By: /s/ Mark Thoenes
Name: Ankitaben Patel	Name: Mark Thoenes
Title: Manager	Title: Interim Chief Executive Officer